Exhibit 10.7b

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (this “Amendment”) is entered into effective as of the first day of October, 2011, by and between Stereotaxis, Inc. (the “Company”) and             (“Employee”), collectively referred to herein as the “Parties”.

WHEREAS, the Company and Employee previously entered into an Executive Employment Agreement (the “Employment Agreement”); and

WHEREAS, the Company and Employee have mutually agreed that Employee’s base salary shall be temporarily reduced for a period of 18 months in order that the Company may reduce its operating expenses during such period.

NOW, THEREFORE, the Parties agree as follows:

1. For the period beginning on October 1, 2011, through March 31, 2013, Employee’s annualized base salary shall be $            . Effective April 1, 2013 and thereafter, Employee’s annual base salary shall be $            , subject to increases, or as provided in the future by the Company from time to time in writing, and all payments shall be subject to applicable withholdings and deductions.

2. For purposes of salary continuation payments under Section 15(a) of the Employment Agreement, Employee’s monthly base salary on the date of termination under subparagraph (i) or (ii) of Section 15(a) shall be determined based on an annualized base salary equal to the greater of Employee’s base salary as of September 30, 2011, or Employee’s annualized base salary in effective immediately prior to the Change of Control or termination without Cause, as the case may be. Further, in the event of a Change of Control of the Company as described in subparagraph (ii) of Section 15(a), the comparable salary held immediately prior to the Change of Control shall be deemed to be the greater of Employee’s annualized base salary in effect on September 30, 2011, or the salary held immediately prior to the Change of Control.

3. All other provisions of the Employment Agreement not hereby amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment on             effective as of the date first written above.

STEREOTAXIS, INC.

By
Name:
Title:

Employee:

This Company has entered into the foregoing amendment to the executive employment agreement with each of the following officers effective as of October 1, 2011.

Douglas M. Bruce

Frank J. Cheng

Karen W. Duros

David A. Giffin